                                                                               .
                                                                               .
                                                                               .

     Exhibit 99-6 Revised Computation of Ratio of Earning to Fixed Charges

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges

Millions of Dollars

                                                               Years Ended June 30
                                                    ---------------------------------------------
                                                     2005      2004      2003      2002      2001
                                                    -------   -------   -------   -------   -------
EARNINGS, AS DEFINED

Earnings from operations before income taxes and
before adjustments for minority interests in
consolidated subsidiaries and after elimintating
undistributed earnings of equity method investees   $ 9,954   $ 9,010   $ 7,219   $ 5,837   $ 4,098

Fixed charges, excluding capitalized interest           924       719       657       687       872
                                                    -------   -------   -------   -------   -------

TOTAL EARNINGS, AS DEFINED                          $10,878   $ 9,729   $ 7,876   $ 6,524   $ 4,970
                                                    =======   =======   =======   =======   =======

FIXED CHARGES, AS DEFINED

Interest expense (including capitalized interest)   $   869   $   629   $   561   $   603   $   794
1/3 of rental expense (1)                                90        90        96        84        78
                                                    -------   -------   -------   -------   -------

TOTAL FIXED CHARGES, AS DEFINED                     $   959   $   719   $   657   $   687   $   872
                                                    =======   =======   =======   =======   =======

RATIO OF EARNINGS TO FIXED CHARGES                     11.3x     13.5x     12.0x      9.5x      5.7x

(1)  Considered to be representative of interest factor in rental expense.

                                       1